Exhibit 99.1

Hoth Therapeutics Announces Additions to its Board of Directors

NEW YORK, NY April 17, 2020/ PR Newswire/ Hoth Therapeutics, Inc. (NASDAQ: HOTH), a biopharmaceutical company, today announced the addition of two independent members, Mr. Graig Springer and Mr. Wayne Linsley, to its Board of Directors. The Company also announced the resignation of current board member, Mr. Anthony Hayes.

“Management is pleased to announce the addition of two experienced and successful leaders to our Board,” said Mr. Robb Knie, Chief Executive Officer of Hoth Therapeutics. “I am confident that their experience in business management, financial reporting and capital markets will serve us well as we continue our growth and development. We look forward to leveraging their insights and experience.”

Mr. Knie continued, “Anthony Hayes has been a trusted colleague and advisor for many years. On behalf of my fellow directors, the company's management team, and shareholders, I'd like to thank him for the significant contributions he made during his service on Hoth’s Board, we wish him the best in his future endeavors."

Graig Springer assisted with product development and governance at Invesco U.S., an investment management company, and from December 2013 to May 2019, he served in various capacities at OppenheimerFunds, Inc., an investment management company acquired by Invesco U.S., including distribution compliance and product development. In addition, Mr. Springer served on the Sub-Adviser Oversight Committee at OppenheimerFunds, Inc. Mr. Springer earned his Juris Doctor from Fordham University School of Law and concentrated in corporate law. Mr. Springer was elected to serve as Notes & Articles Editor for the Fordham Journal of Corporate and Financial Law and was the founding member and Chair of Fordham’s Committee on Diversity in Business Law. Mr. Springer earned his Bachelors of Arts from Columbia College and majored in English and Comparative Literature.

Since 2011, Mr. Linsley has served as the Vice President of Operations of CFO Oncall, Inc., a company that provides financial management and CFO services, and since 2010 he has served as the Managing Member of Flagship Advisory & Management Group, LLC, a management consulting firm. In addition, since 2019, Mr. Linsley has served as the Chief Executive Officer and sole owner of Executive Outsource Group, Inc., a company that provides financial reporting services. Mr. Linsley has served in various other capacities including Alternate Channels Manager of Mettel; Director of Channel Sales of Impsat, USA; National Accounts Manager of Venali, Inc; and Director of Sales of Broadview Networks. Since January 2020, Mr. Linsley has served as a member of the board of directors of Uppercut Brands, Inc. Mr. Linsley received his Bachelor of Business Administration degree in accounting/business administration from Siena College.

About Hoth Therapeutics, Inc.

Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing new generation therapies for dermatological disorders. HOTH's pipeline has the potential to improve the quality of life for patients suffering from indications including atopic dermatitis, chronic wounds, psoriasis, asthma and acne. Hoth recently entered into a Joint Development Agreement to further the development of vaccine prospects to prevent, intercept or treat the Coronavirus (COVID-19) based upon VaxCelerate, a self-assembling vaccine (SAV) platform exclusively licensed by Voltron from the Vaccine and Immunotherapy Center (VIC) at Massachusetts General Hospital (MGH).

To learn more, please visit www.hoththerapeutics.com.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements that relate to the joint venture and the preclinical development of the SAV technology for COVID-19 and the potential development of products related to COVID-19 and other information that is not historical information. When used herein, words such as "anticipate", "being", "will", "plan", "may", "continue", and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Hoth's current expectations and various assumptions. Hoth believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Hoth may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described under the caption "Risk Factors" in Hoth's Form 10K for the period ending December 31, 2019, and Hoth's other filings made with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as Hoth's current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Hoth cannot guarantee future results, events, levels of activity, performance or achievements. Hoth does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts
Investor Relations Contact:
Phone: (646) 756-2997
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com

KCSA Strategic Communications
Valter Pinto, Managing Director
(212) 896-1254
Hoth@kcsa.com